UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  MAY 2, 2005


                       PAR PHARMACEUTICAL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                       FILE NUMBER 1-10827                    22-3122182

(State or other jurisdiction of   (Commission File Number)      (I.R.S. Employer
incorporation or organization)                               Identification No.)


300 TICE BOULEVARD, WOODCLIFF LAKE, NEW JERSEY                             07677
     Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (201) 802-4000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.
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     On May 2, 2005, Par Pharmaceutical Companies, Inc., or the Company, entered into an agreement to acquire a 16 percent equity interest in Optimer Pharmaceuticals, Inc., or Optimer, a privately held biotechnology company located in San Diego, California, and also entered into a joint development and collaboration agreement, or Joint Agreement, with Optimer for the antibiotic compound now known as PAR-101, or the Compound. Under the terms of the Joint Agreement, Optimer will fund all expenses associated with the clinical trials of the Compound, while the Company will be responsible for the clinical development, submission of a New Drug Application and coordination of legal and regulatory responsibilities associated with the Compound. In the event that the Compound is ultimately cleared for marketing, the Company will manufacture and have exclusive rights to market, sell and distribute the Compound in the U.S.
and Canada. The Company will pay Optimer a royalty on sales of the Compound and also has an option to extend the Agreement to include up to three additional drug candidates from Optimer.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

           (c)  Exhibits.

                99.1. Press release dated May 3, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated as of:  May 5, 2005


                                      PAR PHARMACEUTICAL COMPANIES, INC.
                                      ----------------------------------
                                                 (Registrant)



                                      /s/ Dennis J. O'Connor
                                      -------------------------------------
                                      Dennis J. O'Connor
                                      Vice President and Chief Financial Officer